Exhibit 99.1

Press Release	Source: Pamrapo Bancorp, Inc.

Pamrapo Bancorp, Inc. Reports First Quarter Results

Wednesday April 23, 10:00 am ET

BAYONNE, NJ—(MARKET WIRE)—Apr 23, 2008 — Pamrapo Bancorp, Inc. (NasdaqGM:PBCI—News) today reported net income for the first quarter ended March 31, 2008.

Net income for the first quarter of 2008 amounted to $1.010 million, or $0.20 cents per share, as compared with $1.225 million, or $0.25 cents per share, in the first quarter of 2007.

Pamrapo’s book value per share at March 31, 2008 was $11.76.

Pamrapo Bancorp, Inc. is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates eleven branch offices in Bayonne, Jersey City, Fort Lee, Hoboken, and Monroe, New Jersey.

Forward-Looking Statements

This press release may include certain forward-looking statements based on current management expectations. The actual results of Pamrapo Bancorp, Inc. (the “Company”) could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of loan and investment portfolios of Pamrapo Savings Bank, S.L.A., the Company’s wholly owned subsidiary, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

COMPARATIVE STATEMENTS OF FINANCIAL CONDITION

(In Thousands)

	March 31, 2008	December 31, 2007
ASSETS
Cash and amounts due from depository institutions	$6,606	$3,920
Interest-bearing deposits in other banks	60,101	62,976

Cash and Cash Equivalents	66,707	66,896
Securities available for sale	857	917
Investment securities held to maturity	10,357	10,377
Mortgage-backed securities held to maturity	128,275	123,907
Loans receivable	429,616	439,053
Foreclosed real estate	474	486
Premises and equipment	3,226	3,340
Federal Home Loan Bank of New York stock	4,996	4,996
Interest receivable	2,964	2,738
Other assets	4,652	4,718

Total Assets	$652,124	$657,428

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$502,360	$507,961
Advances from Federal Home Loan Bank of New York	84,000	84,000
Advance payments by borrowers for taxes and insurance	3,633	3,558
Other liabilities	3,600	3,270

Total Liabilities	593,593	598,789

Stockholders’ Equity:
Preferred stock; 3,000,000 shares authorized; none issued and outstanding	—	—
Common Stock; $0.01 par value; 25,000,000 shares authorized; 6,900,000 shares issued; 4,975,542 shares outstanding	69	69
Paid-in capital	19,340	19,340
Retained earnings	63,577	63,711
Accumulated other comprehensive (loss)	(1,276)	(1,302)
Treasury stock, at cost; 1,924,458 shares	(23,179)	(23,179)

Total Stockholders’ Equity	58,531	58,639

Total Liabilities and Stockholders’ Equity	$652,124	$657,428

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
Interest income
Loans	$6,979	$7,343
Mortgage-backed securities	1,400	1,581
Investments	192	170
Other interest-earning assets	654	235

Total Interest Income	9,225	9,329

Interest expense
Deposits	3,399	3,275
Advances and other borrowed money	1,141	1,134

Total Interest Expense	4,540	4,409

Net Interest Income	4,685	4,920
Provision for Loan Losses	77	195

Net Interest Income after Provision for Loan Losses	4,608	4,725

Non-Interest Income
Fees and service charges	320	301
Commissions from sale of financial products	165	312
Other	53	51

Total Non-Interest Income	538	664

Non-Interest Expenses
Salaries and employee benefits	1,936	1,936
Net occupancy expense of premises	334	297
Equipment	323	319
Advertising	77	57
Professional fees	205	139
Loss on foreclosed real estate	23	—
Other	647	693

Total Non-Interest Expenses	3,545	3,441

Income before Income Taxes	1,601	1,948
Income Taxes	591	723

Net Income	$1,010	$1,225

Net Income per Common Share
Basic	$0.20	$0.25
Diluted	$0.20	$0.25

Weighted Average Number of Common Shares outstanding
Basic	4,975	4,975
Diluted	4,975	4,981

Dividends per Common Share	$0.23	$0.23

Contact:

CONTACT

Robert A. Hughes, CPA

Investor Relations

201-339-4600

Source: Pamrapo Bancorp, Inc.